Exhibit 99.1

LifeVantage to Announce Fiscal Second Quarter 2012 Results on February 14, 2012

Salt Lake City, UT – February 7, 2012 – LifeVantage Corporation (OTCBB:LFVN), maker of Protandim®, the Nrf2 Synergizer™ patented dietary supplement, announced today it will release financial results for the second quarter ended December 31, 2011, after the market closes on Tuesday, February 14, 2012. The Company will hold an investor conference call at 2:30 p.m. Mountain time (4:30 p.m. Eastern time).

Investors interested in participating in the live call can dial (877) 604-9665 from the U.S. International callers can dial (719) 325-4886. A telephone replay will be available approximately two hours after the call concludes and will be available through Thursday, February 16, 2012, by dialing (877) 870-5176 from the U.S., or (858) 384-5517 from international locations, and entering confirmation code 2407254.

There also will be a simultaneous, live webcast available on the Investor Relations section of the Company’s web site at http://investor.lifevantage.com/events.cfm. The webcast will be archived for 30 days.

To receive email alerts regarding LifeVantage’s upcoming investor events, stock information, SEC filings, or Company issued press releases, please visit the Company’s investor relations page and sign up for Email Subscription Alerts: http://investor.lifevantage.com/alerts.cfm.

About LifeVantage Corporation

LifeVantage, (OTCBB:LFVN), maker of Protandim®, the Nrf2 Synergizer™ patented dietary supplement, is a science based nutraceutical company. LifeVantage is dedicated to visionary science that looks to transform wellness and anti-aging internally and externally with products that dramatically reduce oxidative stress at the cellular level. The Company was founded in 2003 with headquarters in Salt Lake City, UT and operations in San Diego, CA. For more information, visit www.LifeVantage.com.

Investor Relations Contact:

Cindy England (801) 432-9036

Director of Investor Relations

-or-

John Mills (310) 954-1105

Senior Managing Director, ICR, LLC